                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement No.. 33-36969 of Biscayne Apparel, Inc. on Form S-3 and Nos. 33-41139, 333-2119 and 333-35007 on Form S- 8 of our report dated March 19, 1999, appearing in the Annual Report on Form 10-K of Biscayne Apparel, Inc. for the year ended December 31, 1998. Our report contains an explanatory paragraph that states that the Company changed its basis of accounting from the going concern basis to the liquidation basis, effective December 31, 1998.


Richard A. Eisner and Company, LLP


New York, New York
May 13, 1999